[Logo: Steamboat Road Associates]



                                LEASE AGREEMENT

                                 BY AND BETWEEN

                      STEAMBOAT ROAD ASSOCIATES, LANDLORD

                                      AND

                  CAPITAL GROWTH INTERNATIONAL, L.L.C., TENANT







Dated: December, 1995












------------------------------------------------
666 Steamboat Road
Greenwich, CT 06830
203-661-4747
Fax 203-661-9412
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                           STEAMBOAT ROAD ASSOCIATES

                                     INDEX

ARTICLE 1      RENT                                          1

ARTICLE 2      USE OF PREMISES                               1

ARTICLE 3      LANDLORD'S WORK                               1

ARTICLE 4      WORKING HOURS                                 1

ARTICLE 5      ELEVATOR                                      1

ARTICLE 6      HEATING AND AIR CONDITIONING                  2

ARTICLE 7      ELECTRICAL SERVICE                            2

ARTICLE 8      REPAIRS                                       2

ARTICLE 9      PARKING                                       3

ARTICLE 10     FIXTURES AND ALTERATIONS                      3

ARTICLE 11     COMPLIANCE WITH STATUTES, REGULATIONS         4

ARTICLE 12     CONDITION UPON EXPIRATION                     5

ARTICLE 13     COVENANT OF QUIET ENJOYMENT                   5

ARTICLE 14     RULES AND REGULATIONS                         5

ARTICLE 15     ASSIGNMENT AND SUBLETTING                     6

ARTICLE 16     LANDLORD'S ACCESS                             6

ARTICLE 17     SUBORDINATION                                 6

ARTICLE 18     NO LIABILITY ON LANDLORD                      8

ARTICLE 19     DAMAGE BY FIRE OR OTHER CAUSE                 8

ARTICLE 20     CONDEMNATION                                  9

ARTICLE 21     COMPLIANCE WITH CERTIFICATE OF OCCUPANCY     10

ARTICLE 22     BANKRUPTCY                                   10

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ARTICLE 23     DEFAULTS                                                   10

ARTICLE 24     LANDLORD'S RIGHT TO RE-ENTER PREMISES                      11

ARTICLE 25     LANDLORD'S REMEDIES                                        12

ARTICLE 26     CANCELLATION OF LEASE; WAIVER OF DEFAULTS                  13

ARTICLE 27     TRIAL BY JURY                                              14

ARTICLE 28     NOTICES                                                    14

ARTICLE 29     SECURITY DEPOSIT                                           14

ARTICLE 30     INABILITY TO PERFORM                                       15

ARTICLE 31     NO REPRESENTATION BY LANDLORD                              15

ARTICLE 32     TENANT'S USE                                               15

ARTICLE 33     ADJUSTMENT OF RENT FOR CHANGES IN REAL ESTATE TAXES        16

ARTICLE 34     ADJUSTMENT OF RENT FOR CHANGES IN LANDLORD'S COSTS         17

ARTICLE 35     OBLIGATION OF LANDLORD                                     18

ARTICLE 36     SUCCESSORS AND ASSIGNS                                     18

ARTICLE 37     LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS           18

ARTICLE 38     LATE CHARGES                                               19

ARTICLE 39     BROKER                                                     19

ARTICLE 40     EXCULPATION                                                19

ARTICLE 41     CAPTIONS                                                   19

EXHIBIT A      PLAN OF LEASED PREMISES

RULES AND REGULATIONS

     AGREEMENT OF LEASE made as of this 7th day of December, 1995, between STEAMBOAT ROAD ASSOCIATES, a Connecticut partnership, having a office at 666 Steamboat Road, Greenwich, Connecticut 06830, hereinafter referred to as "Landlord", and Capital Growth International, L.L.C., hereinafter referred to as "Tenant".

     WITNESSETH: Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the space (hereinafter referred to as the "Leased Premises") outlined in red on the floor plan attached hereto as Exhibit A, on the 2nd floor in the building known as Steamboat Road Associates, 666 Steamboat Road, Greenwich, Connecticut (hereinafter referred to as the "Building") for a term of 2 yrs 3 months to commence on or about January 1, 1996 and terminating March 31, 1998 on (the term of this lease and any renewals or modifications thereof are hereinafter referred to as the "Term", unless terminated prior thereto in the manner hereinafter provided, which Tenant agrees to pay in lawful money of the United States of America in equal monthly installments in advance, on the first day of each calendar month during said Term at the office of Landlord may designate without any set-off or deduction whatsoever, provided that Tenant shall pay the first month's rent in advance on the execution thereof. The parties agree that the Leased Premises shown on Exhibit A, Suite A constitutes 3% of the gross rentable area of the Building of 28,500 square feet. The parties hereto for themselves, their heirs, distributees, executors, administrators, legal representatives and assigns hereby covenant and agree as follows:

     1. Rent: - Tenant shall pay the rent and additional rent as above and as hereinafter provided.

                                                Annually     Monthly
                                              -----------    ----------
     January 1, 1996 to December 31, 1996      $66,000.00     $5,500.00
     January 1, 1997 to December 31, 1997      $70,000.00     $5,833.33
     January, 1, 1998 to March 31, 1998        $75,000.00     $6,250.00

     2. Use of Premises - Tenant shall use and occupy the Leased Premises for general office purposes only.

     3. Landlord's Work - Landlord will at his sole cost repaint the space. Landlord will demise the space as shown on Exhibit A.

     4. Working Hours - The Tenant shall enjoy access to the Leased Premises on weekdays from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 to 1:00 p.m., excluding federal, state and local holidays (which periods are hereinafter referred to as "Working Hours"), and for a period to include one hour prior to the commencement of Working Hours each morning and for one and one-half (1-1/2) hours after Working Hours. During these periods before and after Working Hours all hallways and public areas shall be lit to a lighting density of approximately one-half (1/2) of normal, with the HVAC system to be operating on a night setting function. Access at all other hours shall be permitted to Tenant, provided, however, that Tenant shall be responsible for all utility charges incurred if excessive with respect to such use outside of the Working Hours and at other times described in the first sentence of this Article 4. The Tenant has 24 hour access to the building.

     5. Elevator - Landlord shall have the elevator facility available for Tenant's use at all times when Tenant has access to the Building.


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     6. Heating and Air-Conditioning - Landlord shall, through the air-conditioning system of the Building, furnish to the Leased Premises, during Working Hours, throughout the year, ventilation, heating and air-conditioning. Tenant agrees to keep and cause to be kept closed all the windows and the building doors in the Leased Premises at all times, and Tenant agrees at all times to cooperate fully with Landlord and to abide by all regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the HVAC system. Landlord shall not be responsible for any failure or inadequacy of the HVAC system resulting from Tenant's failure to comply with the foregoing provisions.

     7. Electrical Service - Landlord shall furnish to Tenant, at the times and during the hours set forth in Article 4 during which Tenant has access to the Building through the transmission facilities initially installed by it in the Building, alternating electrical current to be used by Tenant in, or in connection with, the Leased Premises for the operation of the lighting fixtures and electrical convenience outlets initially installed in the Leased Premises. Tenant's use of electrical current shall not exceed the capacity of existing feeders to the Building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Landlord's sole opinion, reasonably exercised, will overload such installations, interfere with the use thereof by other tenants of the Building or be for other than ordinary office purposes. In no event shall the electrical service furnished by Landlord be utilized for computer room installation or for any equipment requiring greater than a 15 ampere line, without the express written consent of Landlord. If Landlord should so consent, any such equipment shall be separately sub-metered and the cost therefor, including installation, shall be borne by Tenant.

     8. Repairs-

          (a) Landlord, at its expense, will make all structural repairs to the Building and the Leased Premises (excluding interior painting and decorating) and to all public areas and facilities in the Building used in common by all tenants. Those repairs necessitated by the negligence, improper care or use of Leased Premises by Tenant, its employees, licensees or invitees shall be made by Landlord at the cost and expense of Tenant.

          (b) Tenant shall take good care of the Leased Premises and, subject to the provisions of subparagraph (a), shall make, as and when needed, as a result of misuse or neglect by Tenant or Tenant's servants, employees, agents, invitees or licensees, all repairs in and about the Leased Premises necessary to preserve them in good order and condition, which repairs shall be in quality and class equal to the original work. However, Landlord may repair at the expense of Tenant, all damage or injury to the Leased Premises or to the Building or to its fixtures, appurtenances or equipment, caused by Tenant or Tenant's servants, employees, agents, invitees or licensees, or caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or resulting from any cause due to the carelessness, negligence or improper conduct of Tenant or Tenant's servants, employees, agents, invitees, or licensees. There shall be no allowance to Tenant for a diminution of rental value and no liability on the part of the Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making repairs, alterations, additions or improvements in or to any portion of the Building or Leased Premises, or in or to fixtures, appurtenances or equipment thereof.


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

          (c) Tenant shall not place a load upon any floor of the Leased Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient in Landlord's judgment, to absorb and prevent vibration, noise and annoyance. The emplacement of all heavy equipment will be done only by licensed riggers or movers who are either bonded or show proof of financial responsibility with respect to any damage done to the Building during the move.

     9. Parking - The Landlord shall provide and identify for the use of Tenant, reserved parking space adjacent to the Building at the rate of one parking space for each five hundred (500) gross rentable square feet comprising the Leased Premises representing the whole number when calculated. Parking space provided and identified by Landlord for "visitor" parking shall only be used by authorized parties visiting Tenant and for a period not to exceed two
(2) hours at one time. Any parties abusing this limitation shall be towed at Tenant's expense. Tenant has 2 spaces in total.

     10. Fixtures and Alterations -

          (a) All fixtures, equipment, improvements and appurtenances attached to or built into the Leased Premises prior to or during the Term, whether by Landlord at its expense or at the expense of Tenant, or by Tenant, shall not be removed by Tenant at the end of the Term, unless otherwise expressly requested by Landlord. All telephone cables, electrical, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, shelving, appliances, radiator enclosures, cork, rubber, carpeting, linoleum and composition floors, ventilation, silencing, air-conditioning and cooling equipment shall be deemed to be included in such fixtures, equipment, improvements and appurtenances. Where not built into the Leased Premises and if furnished and installed by or at the expense of Tenant, all removable electric fixtures, furniture, trade fixtures and business equipment shall not be deemed to be included in such fixtures and may be removed by Tenant upon condition that such removal does not materially damage the Building and that the cost of repairing any damage to the Leased Premises or the Building arising from such removal shall be paid by Tenant. Any such removable electric fixtures, carpets, furniture, trade fixtures or business equipment toward which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been furnished and installed in the Leased Premises by or at the expense of Tenant. Any personal property of Tenant or any subtenant or occupant which shall remain in the Building after the expiration or termination of the Term and the removal of Tenant from the Leased Premises shall be deemed to have been abandoned by Tenant, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit; provided, however, that notwithstanding the foregoing, Tenant will, upon request of Landlord, promptly remove from the Building any such personal property or fixtures at its own cost and expense. All the outside walls of the Leased Premises including corridor walls and the outside entrance doors to the Leased Premises, any balconies, terraces or roofs adjacent to the Leased Premises, and any space in the Leased Premises used for shafts, stocks, pipes conduits, ducts or other building facilities, and the use thereof, as well as access thereto in and through the Leased Premises for the purpose of operation, maintenance, decoration and repair, are expressly reserved to Landlord, and Landlord does not convey any rights to Tenant therein. Notwithstanding the foregoing, Tenant shall have and enjoy full right of access to the Leased


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Premises through the public entrances, public corridors and public areas within the Building.

          (b) During the Term, Tenant shall make no alterations, decorations, installations, additions or improvements in or to the Leased Premises without Landlord's prior written consent, and, then, only by contractors or mechanics approved by Landlord. All such work, alterations, decorations, installations, additions or improvements shall be done at Tenant's sole cost and expense and at such times and in such manner as Landlord shall approve. Tenant agrees to obtain and deliver to Landlord written and unconditional waivers of mechanic's liens upon the real property on which the Leased Premises is located, for all work, labor and services to be performed and materials to be furnished in connection with such work, signed by all contractors, subcontractors, materialmen and laborers to become involved in such work. Notwithstanding the foregoing, if any mechanic's lien is filed against the Leased Premises, or the Building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, the same shall be discharged by Tenant within ten days thereafter, at Tenant's expense, by filing necessary bonds or otherwise.

          (c) All installations or work done by Tenant shall at all times comply with: (i) laws, rules, order and regulations or governmental authorities having jurisdiction thereof; and (ii) Rules and Regulations of Landlord; and (iii) plans and specifications meeting Building standards prepared by and at the expense of Tenant theretofore submitted to Landlord for its prior written approval. No installations or work shall be undertaken, started or begun by Tenant, its agents, servants or employees, until Landlord has approved such plans and specifications and no amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord. Prior to commencement by Tenant of any such approved work, Tenant shall make payment to Landlord of an amount which, in Landlord's sole judgment, reasonably exercised, shall be sufficient to restore the Leased Premises to its original condition appertaining on the Commencement Date. Such payment shall be nonrefundable and shall be deemed earned when paid. If such work is not completed in accordance with such approved plans and specifications, Landlord shall have the right to have such work corrected at the Tenant's expense together with a charge equal to 25% of the cost of such work for Landlord's handling costs and overhead.

          (d) Tenant shall not, either directly or indirectly, use any contractors, labor or materials if the use thereof would or will create any difficulty with other contractors or labor engaged by Tenant or Landlord or others in the construction, maintenance or operation of the Building or any part thereof.

          (e) Tenant, at its sole cost and expense, shall purchase and install all lighting tubes, lamps, bulbs and ballasts used in the Leased Premises, all of a type to be designated by Landlord.

          (f) Landlord will not adversely modify the Tenant entrance.

     11. Compliance with Statutes Regulations - Tenant at its sole cost and expense shall promptly comply with all laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards. Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has by its manner of use of the Leased Premises or method of operation therein, violated any such laws, ordinances, orders, rules,


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

regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the Leased Premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord with respect to the Leased Premises or the Building of which the Leased Premises form a part, or which shall or might subject Landlord to any liability or responsibility to any person or for property damage, nor shall Tenant keep anything in the Leased Premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the Building, nor use the Leased Premises in a wrongful manner which will increase the insurance rate for the Building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties or damages, which may be imposed upon Landlord by reason of Tenant's failure to comply with the provisions of this Article and if by reason of such failure the fire insurance rate shall, at the beginning of this Lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant, and shall make reimbursement upon the first day of the month following such outlay by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" of rate for the Building or Leased Premises issued by the Fire Insurance Exchange, or other body making fire insurance rates applicable to the Building or Leased Premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to the Building or Leased Premises.

     12. Condition Upon Expiration - Upon the expiration or other termination of the Term of this Lease, Tenant shall quit and surrender to Landlord the Leased Premises broom-clean, in good order and in its original condition, ordinary wear, damage by fire, the elements and obsolescence excepted, and Tenant shall remove all of its property and fixtures designated in writing by the Landlord. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term of this Lease. If the last day of the Term of this Lease or any renewal hereof falls on Sunday or a holiday, this Lease shall expire at noon on the business day immediately preceding.

     13. Covenant of Quiet Enjoyment - Landlord covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions hereof on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Leased Premises, subject, nevertheless, to the terms, covenants and conditions of this Lease including, but not limited to, Article 17 hereof.

     14. Rules and Regulations - Tenant and Tenant's servants, employees, agents, visitors and licensees shall faithfully comply with the Rules and Regulations attached to this Lease and with such further reasonable Rules and Regulations as Landlord at any time may make and communicate in writing to Tenant, which, in Landlord's judgment, shall be necessary for the reputation, safety, care of appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building and its equipment, or the more useful occupancy of the comfort of the Tenants or others in the Building. Landlord shall not be obligated to enforce the Rules and Regulations or terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for the violation of any of said Rules and Regulations, or the breach of any covenant or condition in any lease by any other tenant in the Building.

     15. Assignment and Subletting - Tenant covenants not to assign, sell mortgage, pledge or in any matter encumber this Lease or any interest therein, or sublet the Leased Premises or any part or parts thereof, or grant any concession or license or otherwise permit occupancy of all or any part thereof by anyone with, through or under it.

     16. Landlord's Access -

          (a) Tenant shall permit Landlord to erect, use and Maintain pipes, ducts and conduits in and through the Leased Premises, provided the same are installed and concealed behind the walls, floor or ceiling of the Leased Premises, or are otherwise concealed. Landlord or Landlord's agents shall have the right to enter and pass through the Leased Premises at all reasonable times to examine the same, and to show them to mortgagees, ground lessors, prospective purchasers or lessees or mortgagees of the Building, and to make such repairs, improvements or additions as Landlord may deem necessary or desirable. Landlord shall be allowed to take all material into, upon and through said Leased Premises that may be required therefor without the same constituting an eviction of Tenant, in whole or in part, and the rent reserved shall in no wise abate while said repairs, improvements or additions are being made, by reason of loss or interruption of business of Tenant or otherwise. Landlord shall make all repairs, improvements or additions promptly and without undue delay and, upon completion thereof, shall forthwith remove all materials, tools and other items that have been brought to the Leased Premises for the purpose of such repairs, improvements or additions. If during the last (3) months of the Term, Tenant shall have removed all or substantially all of Tenant's Property therefrom, Landlord may immediately enter and alter, renovate and redecorate the Leased Premises without elimination or abatement or rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect upon this Lease. If Tenant shall not be personally present to open and permit an entry into the Leased Premises at any time when, for any reason, an entry therein shall be necessary or permissible, and an authorized official of Tenant is not available, Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agent liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease.

          (b) Landlord shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location or entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building, provided, however, that Landlord shall make no change in the arrangement or location of entrances or passageways or other public parts of the Building which will materially adversely affect Tenant's entrance, use, and enjoyment of the Leased Premises. Landlord shall also have the right, at any time, to place appropriate signs and lettering on any or all entrances to the Building, and to change the name, number or designation by which the Building is commonly known.

     17. Subordination -

          (a) This Lease is subject and subordinated in all respects to any ground or


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

underlying lease that now exists or may hereafter be placed on the Building and/or the land on which it is situated or any part thereof and to all mortgages and to the terms, provisions and conditions thereof which may now or hereafter be placed on or affect such leases or the real property of which the Leased Premises forms a part, or any part or parts of such real property, and/or Landlord's interest to estate therein, and to each advance made or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. This subparagraph shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate that Landlord or any mortgagee or the lessor under any ground or underlying lease or their respective successors in interest may request. Tenant hereby constitutes and appoints Landlord or any mortgagee or the lessor under any ground or underlying lease or their respective successors in interest the Tenant's attorney-in-fact to execute and deliver any such certificate or certificates for and on behalf of Tenant.

          (b) Without limitation of any other provisions of this Lease, in the event that any mortgagee or its assigns shall succeed to the interest of Landlord, or of any successor of the Landlord or, shall have become lessee under a new ground or underlying lease, then, at the option of such mortgagee, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or its assigns and to recognize such mortgagee or its respective assigns as its Landlord. Tenant hereby constitutes and appoints Landlord, or such mortgagee or their respective assigns, the Tenant's attorney-in-fact to execute and deliver any such agreement of attornment for and on behalf of Tenant.

          (c) Provided Tenant attorns as above provided in subparagraph (b) of this Article, Landlord will use its best efforts to secure from any such mortgagee or lessor of any underlying lease an agreement to the effect that Tenant's occupancy will not be disturbed during the Term hereof as long as Tenant has paid the rent and performed and observed all of the other conditions or covenants in this Lease on Tenant's part to be observed and performed. Tenant shall covenant and agree in such agreement that the holder of any such mortgage or lessor or anyone claiming by, through or under said holder or lessor, shall not be: (i) liable for any act or omission of any prior landlord (including Landlord); or (ii) subject to any offset or defenses which Tenant might have against any prior landlord (including Landlord); or (iii) bound by any payment of rent or other charges which Tenant might have paid for more than the current month to any prior landlord (including Landlord); or (iv) bound by any modification of the Lease made without consent of any such ground lessor or underlying lessor or mortgagee, as the case may be.

          (d) Tenant shall, at any time and from time to time, upon not less than five days' prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the rent, additional rent and other charges have been paid in advance, if any, stating whether or not, to the best knowledge of the signer of such certificate, Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser or lessee of said real property or any interest or estate therein, any mortgage or prospective mortgagee thereof or any prospective assignee of any mortgage


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

therof.

     18. No Liability on Landlord--

          (a) Landlord or its agents shall not be liable for any damage to property of Tenant, or of others, entrusted to employees of the Building, nor for the loss or damage to any property of Tenant by theft or otherwise. Landlord or its agents shall not be liable for injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electrical disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause whatsoever; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Leased Premises or in the Building. If at any time any windows of the Leased Premises are temporarily closed or darkened incident to or for the purpose of repairs, replacements, maintenance or cleaning in, on, to or about the Building or any part or parts thereof, Landlord shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor nor abatement of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall reimburse and compensate Landlord as additional rent for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to non-performance or non-compliance with or breach or failure to observe any term, covenant or condition of this Lease upon Tenant's part to be kept, observed, performed or complied with. Tenant agrees that its sole remedies in cases where Landlord's reasonableness in exercising its judgment or withholding its consent or approval is applicable and at issue shall be those in the nature of an action for an injunction or specific performance; the rights to money damages or other remedies being hereby specifically waived. Tenant shall give immediate notice to Landlord in case of fire or accidents in the Leased Premises or in the building or of defects therein or in any fixtures or equipment.

          (b) Tenant shall indemnify and save Landlord harmless against and from any and all claims by or on behalf of any person, firm or corporation arising from the conduct or management of, or from any work or thing whatsoever done (other than by Landlord or its contractors) on the property of which the Leased Premises is a part, during the Term of this Lease and during the period of time, if any, prior to the specific Commencement Date that Tenant may have been given and taken access to the Leased Premises for the purpose of making installations, and will further indemnify and save Landlord harmless against and from any and all claims arising from any omission or negligence of Tenant or any of its agents, contractors, servants, employees, licensees or invitees, and against and from all costs, expenses and liabilities, incurred in connection with any such claim or claims or action or proceeding brought thereon; and, in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice of Landlord, agrees that Tenant, at Tenant's expense will resist or defend such action or proceeding and will employ counsel therefor reasonably satisfactory to Landlord.

     19. Damage by Fire or Other Cause--If the Leased Premises or the Building in which they are located are damaged, in whole or in part, by fire or other casualty without the fault or neglect of Tenant or Tenant's servants, employees, agent or licensees, the Landlord, unless it shall otherwise elect as hereinafter provided, shall repair the same after written notice from Tenant to Landlord of the damage. If the Leased Premises, or any part thereof, are damaged by fire or other casualty to such an extent as to be rendered untenantable but are, nevertheless, repaired by the Landlord, then the rent shall be abated to an extent corresponding with the time during which and the extent to which the said Leased Premises may have been untenantable. Unless Landlord shall otherwise elect as hereinafter provided, Landlord shall make repairs and restorations provided for in this Article with all reasonable expedition subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Landlord's control. Notwithstanding the foregoing, if the fire or damage to the Leased Premises be caused by carelessness or negligence or improper conduct on the part of the Tenant, or the servants, employees, agents or licensees of the Tenant, without prejudice to any rights and remedies of Landlord and without prejudice to the rights or subrogation of Landlord's insurer, the Tenant shall be liable for the rent during the unexpired portion of the demised term, without abatement, unless the Landlord elects to terminate this Lease as hereinafter provided. If the Landlord, in its sole discretion, shall decide, within a reasonable time after the occurrence of any such fire, or other casualty (even though the Leased Premises may not have been affected by such fire or other casualty), not to restore or not to rebuild the Building and/or the Leased Premises, then, upon written notice given by the Landlord to the Tenant, this Lease shall terminate on a date to be specified in such notice as if that date had been originally fixed as the expiration date of the Term herein demised, and the rent shall be adjusted as of the time of the occurrence of any such fire or other casualty. If the damage or destruction is due to the fault or neglect of Tenant, the debris shall be removed by and at the expense of Tenant. Tenant shall give immediate notice to Landlord in case of fire or in the event of accidents to or defects in any fixtures or equipment of the Building.

     20. Condemnation -

          (a) In the event that the whole of the Leased Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, or in the event that the Building is conveyed in lieu of condemnation, this Lease and the Term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a part of the Leased Premises shall be so condemned, taken or conveyed then, effective as of the date of vesting of title, the rent hereunder shall be abated in an amount thereof apportioned according to the area of the Leased Premises so condemned or taken. In the event that only a part of the Building shall be so condemned, taken or conveyed then (a) Landlord (whether or not the Leased Premises be affected) may, at its option, terminate this Lease and the Term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination with sixty (60) days following the date on which Landlord shall have received notice of vesting of title; and (b) if, such condemnation, taking or conveyance shall be of a substantial part of the Leased Premises or of a substantial part of the means of access thereto, Tenant shall have the right, by delivery of notice in writing to Landlord within sixty (60) days following the date on which Tenant shall have received notice of vesting of title, to terminate this Lease and the Term and estate hereby granted as of the date of vesting of title; or (c) if neither Landlord nor Tenant elects to terminate this Lease as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking except that the rent shall be abated to the extent, if any, hereinbefore provided, Landlord will, at its expense, but only to the extent of an equitable proportion of the award or other compensation for the portion of the Building condemned, taken or conveyed, restore the remaining portion of the Leased

Premises as nearly as practicable to the same condition as it was in prior to such condemnation, taking or conveyance.

          (b) In the event of their termination in any of the cases hereinabove provided, this Lease and the Term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the Term of this Lease, and the rent hereunder shall be apportioned as of such date.

          (c) In the event of any condemnation, taking or conveyance hereinabove mentioned of all or part of the Building, Landlord shall be entitled to receive all compensation awarded including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all part thereof, and Tenant shall be entitled to receive no part of such award.

          (d) It is expressly understood and agreed that the provisions of this Article shall not be applicable to any condemnation or taking for governmental occupancy for a limited period.

          (e) Upon tenant vacating the premises, Landlord may re-enter the space as if the lease has been terminated and may begin demolition or construction work. However, the commencement of any such work does not relieve any tenant obligations under the terms of this lease.

     21. Compliance with Certificate of Occupancy--Tenant will not any time use or occupy the Leased Premises in violation of any temporary or permanent certificate of occupancy issued for the Building or portion thereof of which the Leased Premises form a part. This Lease is subject to the express limitation that the Leased Premises shall not be occupied on a regular basis by more than one person for each full 330 gross rentable square feet comprising the Leased Premises representing the whole number when calculated.

     22. Bankruptcy--If at the Commencement Date or if at any time during the term hereby demised there shall be filed against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, and within thirty
(30) days thereafter Tenant fails to secure a discharge thereof, or if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement or composition with creditors, or takes advantage of any statute related to bankruptcy, this Lease, at the option of Landlord, may be cancelled and terminated, in which event neither Tenant nor any person claiming through or under Tenant by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Demised Premises but shall forthwith quit and surrender the premises, and Landlord, in addition to the other rights and remedies Landlord has by virtue of any other provision herein or elsewhere in this Lease contained or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security, deposit or monies received by it from Tenant or others on behalf of Tenant and Tenant shall remain liable for damages as provided in Article 25(a) hereof.

     23. Defaults--This Lease and the Term and estate hereby granted are subject to the express limitation that (i) whenever Tenant shall default in the payment of any installment of rent, additional rent or any other charge payable by Tenant to Landlord or any day upon which the same is due, and such default shall continue for five (5) calendar days after written notice thereof shall be given by Landlord to Tenant; or (ii) whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any covenant or agreement on the part of Tenant herein contained or contrary to any of the terms, provisions or conditions of this Lease on the part of Tenant to be kept or performed, or shall fail in the keeping or performance of any of the covenants, agreements, terms, provisions or conditions contained in this Lease, which on the part or behalf of Tenant are to be kept or performed, and if such situation shall continue and shall not be remedied by Tenant within fifteen (15) days after Landlord shall have given to Tenant a written notice specifying the same, or, in the case of a happening or default which for causes beyond Tenant's control cannot with due diligence be cured within a period of fifteen (15) days, if Tenant shall not duly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same, or shall not remedy the same within a reasonable time; or (iii) whenever Tenant shall desert or abandon the Leased Premises or the same shall become vacant (whether the keys be surrendered or nor and whether the rent be paid or not), then, in any of said cases, Landlord may end the Term of this Lease by giving Tenant written notice of its election to do so, and upon the service of such notice, this Lease and the term and estate hereby granted (whether or not the Term shall theretofore have commenced) shall expire and terminate with the same effect as if that day were the date hereinbefore set for the expiration of the Term of this Lease but Tenant shall remain liable for damages as provided in Article 25(a) hereof.

     24. Landlord's Right to Re-Enter Premises--

          (a) If Tenant shall default in the payment of any installment of rent, additional rent or any charge payable by Tenant to Landlord on any date upon which the same is due and if such default shall continue for five (5) calendar days after written notice as aforesaid, or if this Lease shall expire as in
Article 23 hereof, Landlord or Landlord's agents and servants may immediately or at any time thereafter re-enter into or upon the Leased Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons and property therefrom, to the end that Landlord may have, hold and enjoy the Leased Premises again as and of its first estate and interest therein. The word "re-enter" is not restricted to its technical legal meaning. In the event of any termination of this Lease under the provisions of Article 23 hereof, of in the event that Landlord shall re-enter the Leased Premises under the provisions of this Article or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of deafult hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the rent, additional rent, adjustments of rent and any other charge payable by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the Leased Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 25(a) hereof.

          (b) In the event of a breach or threatened breach on the part of Tenant with respect to any of the covenants, agreements, terms, provisions or conditions on the part of or on behalf of Tenant to be kept or performed, Landlord shall also have the right of injunction.

          (c) The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies of means or redress to which Landlord may lawfully be entitled to at any time, and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for.

          (d) In the event of any termination of this Lease under the provisions of Article 23 hereof, or in the event that Landlord shall re-enter the Leased Premises under the provisions of this Article, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any fixed rent, additional rent or other charges due from Tenant at the time of such termination or re-entry or, at Landlord's option against any damages payable by Tenant under
Article 25(a) hereof or pursuant to law.

     25. Landlord's Remedies--

          (a) It is covenant and agreed by Tenant that, in the event of any termination of this Lease under the provisions of Article 23 hereof, or in the event that Landlord shall re-enter the Leased Premises under the provisions of
Article 24 hereof, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant will pay to Landlord as damages, at the election of Landlord, either:

               1. a sum of which, at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of: (i) the aggregate of the rent for the period commencing with such earlier termination of the Lease or the date or any such re-entry, as the case may be, and ending with the date hereinbefore set for the expiration of the full term hereby granted had this Lease not so terminated or had Landlord no so re-entered the Leased Premises; or (ii) the aggregate rental value of the premises for the same period; or

               2. The rent which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Leased Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the date hereinbefore set for the expiration of the full Term hereby granted; provided, however, that if Landlord shall re-let the Leased Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deduction from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease of re-entering the Leased Premises and of securing possession thereof, as well as the expenses of re-letting, including altering and preparing the Leased Premises for new tenants, brokers' commissions, attorney's fees and disbursements; and all other similar and dissimilar expenses properly chargeable against the Leased Premises and the rental therefrom; it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining term of this Lease; provided, however, that in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and provided, further, that in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this subparagraph to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit. If the Leased Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

               3. Landlord may retain the security deposit required by Article 29 hereof and any interest accrued thereon as liquidated damages for Tenant's default.

Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been terminated under the provisions of Article 23 hereof or under any provision of law, or had Landlord not re-entered the premises. Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

          (b) Tenant, for itself on behalf of any and all persons claiming through or under Tenant, and including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law to redeem the Leased Premises or to have a continuance of this Lease for the Term hereby leased after being dispossessed or ejected by process of law or under the Terms of this Lease or after the termination of this Lease as herein provided.

          (c) If Tenant shall default in the performance of any covenant on Tenant's part to be performed as in this Lease contained, Landlord may immediately, or at any time thereafter, without further notice, perform the same for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money, by reason of the failure of Tenant to comply with any provision hereof, or, if Landlord is compelled to or does incur any expense (including reasonable attorney's fees and disbursements) instituting, prosecution or defending any action or proceeding instituted by reason of any default of Tenant hereunder, the sum or sums so paid by Landlord, with all interest, costs and damages, shall be deemed to be additional rent hereunder and shall be due from Tenant to Landlord, after being billed therefor, on the first day of the month following the incurring of such respective expenses, or, at Landlord's option, on the first day of any subsequent month.

     26. Cancellation of Lease: Waiver of Defaults--If there be any agreement between Landlord and Tenant providing for the cancellation of this Lease upon certain conditions or contingencies, or an agreement for the renewal hereof at the expiration of the Term, the right to such renewal or the execution of a renewal agreement between Landlord and Tenant prior to the expiration of such Term shall not be considered an extension thereof or a vested right in Tenant to such further Term, so as to prevent Landlord from cancelling this Lease and any such extension thereof during the remainder of the Term hereby granted; such privilege to cancel, if and when so exercised by Landlord, shall cancel and terminate this Lease and any such renewal or extension previously entered into between said Landlord and Tenant of the right of Tenant to any such renewal or extension; any right herein contained on the part of Landlord to cancel this Lease shall continue during any extension or renewal hereof; any option on the part of Tenant herein contained for an extension or renewal hereof shall not be deemed to give Tenant any option for a further extension beyond the first renewal or extended term. No act or thing done by Landlord or Landlord's agents during the Term hereby leased shall be deemed an acceptance of a surrender of said Leased Premises and, no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of said Leased Premises prior to the termination of this Lease; the delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Leased Premises. In the event of Tenant at any time desiring to have Landlord underlet the Leased Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purposes without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such underletting. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations annexed hereto and made a part hereof, or hereafter adopted by Landlord shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of any original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations annexed hereto and made a part hereof, or hereafter adopted, against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent and additional rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or additional rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or additional rent or pursue any other remedy in this Lease provided. This Lease and the exhibits made a part hereof contain the entire agreement between the parties and supersede any and all previous correspondence and agreements between the parties hereto, and any executory agreement hereafter made shall be ineffective to change, modification, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

     27. Trial by Jury--It is mutually agreed by and between Landlord and Tenant that the respective parties shall and do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use of occupancy of the Leased Premises and any emergency statutory or other statutory remedy. It is further agreed that, in the event Landlord commences any summary proceeding for non-payment of rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

     28. Notices--Except as otherwise in this Lease provided, any notice, bill or statement by either party to the other may be given or sent if either delivered personally or sent by telephone facsimile, registered or certified mail, addressed to Landlord, at its address set forth above, and to Tenant at the Leased Premises (or at Tenant's present address as above set forth, if mailed prior to Tenant's occupancy of the Leased Premises), or if any address for notices shall have been duly changed as hereinafter provided, if, mailed as aforesaid to the party at such changed address. Either party may at any time change the address for notices, bills or statements by delivering or mailing, as aforesaid, a notice stating the change and setting forth the changed address.

     29. Security Deposit--Tenant has deposited with Landlord six months' average rent in the amount of $35,166.66 security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that, in the event Tenant defaults in respect to any of the terms, provisions and conditions of this Lease, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any sum as to which Tenant is in default. In addition, Landlord may retain the interest secured on said security deposit, if any, for the calendar quarter in which any such default occurs, if Landlord shall so use, apply or retain all or any part of the security or the interest accrued thereon, if any, Tenant shall, on demand, immediately deposit with Landlord a sum equal to the amount so used, applied or retained as security aforesaid so that Landlord shall retain the full amount of security hereunder throughout the Term of this Lease. If Tenant shall fail to make such deposit, Landlord shall have the same rights and remedies for non-payment of rent beyond the applicable grace period. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security and interest earned thereon shall be returned to Tenant ten (10) days after expiration of the Term of the Lease and delivery of entire possession of the Leased Premises to Landlord for Landlord's inspection. In the event of a sale or lease of the Building, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security without further documentation relating thereto. Security deposit shall be held in Dreyfus Liquid Asset Worldwide Dollar Money Market account.

     30. Inability to Perform--This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused nor shall Landlord have any liability because Landlord is unable to fulfill any of its obligations under this Lease or is delayed in supplying any service expressed or implied to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strike or labor troubles or any other cause beyond Landlord's reasonable control including, but not limited to, governmental preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other emergency; provided, however, that in each such instance of inability of Landlord to perform, Landlord shall exercise reasonable diligence to eliminate the cause for such inability to perform. Landlord reserves the right to suspend or curtail service of the air-conditioning, plumbing, electrical or elevator facilities when necessary by reason of repairs or alterations in the judgment of the Landlord necessary to be made without any liability therefor.

     31. No Representation by Landlord--Landlord or Landlord's agents have made no representations or promises with respect to the Building, the adjacent parking area, or Leased Premises except as herein expressly set forth. Tenant agrees to accept the Leased Premises

"as is", except for work to be performed by Landlord, if any. The taking possession of the Leased Premises by Tenant shall be conclusive evidence that the Leased Premises and the Building are in good and satisfactory condition at the time such possession was taken.

     32. Tenant's Use

          (a) Tenant shall not use or permit the use of the Leased Premises or any part thereof in any way which would violate any of the other covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner. Tenant shall not suffer or permit the Leased Premises or any part thereof to be used in any manner or anything to be done therein or suffer or permit anything to be brought into or kept in the Leased Premises which, in the judgment of the Landlord, shall in any way impair or tend to impair the appearance or reputation of the Building, impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, inconvenience or annoyance to, any of the other tenants of the Building. Tenant shall not install any electrical or other equipment of any kind which, in the judgment of Landlord, might cause any such impairment, interference, discomfort, inconvenience, annoyance or which shall exceed or aggregate consumption of 5 watts per square foot of rentable area.

          (b) If, in connection with financing for the Building, a banking, insurance or other recognized institutional lender shall request modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the financial obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

     33. Adjustment of Rent for Changes in Real Estate Taxes

          (a) For the purposes of this section the term "taxes" shall include all real estate taxes, assessments, water and sewer rents and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, foreseen and unforeseen and each and every installment thereof, which shall or may during the Term, be levied, assessed, imposed, and become due and payable, or liens upon, or arise in connection with the use, occupancy or possession of, or become due or payable out of or for, the Building or any part thereof, and the land upon which it is situated including all improvements thereon. Such term shall not include any charge, such as a water meter charge and the sewer rent based thereon, which is measured by the consumption by the actual user of the time or service for which the charge is made. Whether or not Landlord shall take the benefit of the provisions of any statute or ordinance permitting any assessment for public betterments or improvements to be paid over a period of time, Landlord shall, nevertheless be deemed to have taken such benefit so that the term "taxes" shall include only the current annual installment of any such assessment and the interest, if any, on unpaid installments. A tax bill or copy thereof submitted by Landlord to Tenant shall be conclusive evidence of the amount of a tax or installment thereof.

          (b) Tenant agrees to pay to Landlord, when billed therefor, an amount (hereinafter referred to as "Tax Rent") equal to its proportionate share of all taxes in excess of taxable payable by the Landlord to the Town of Greenwich, Connecticut, based upon taxes due and payable for the period from January 1, 1996 to December 31, 1996, whether the increased taxes result from an increase in the tax rate or an increase in the assessed valuation. Tenant's proportionate share shall be determined by multiplying the said excess taxes for the year in question by the percentage determined by dividing the gross rentable area of the Building into the gross rentable area of the Leased Premises, which percentage is set forth at the beginning of this Lease.

          (c) On the first day of each month during the Term commencing January 1, 1996, Tenant shall pay to Landlord, in advance, as additional rent, one-twelfth (1/12) of Tax Rent payable by Tenant during each lease year in which the month in question falls. If, on the first day of the month in question, the amount of any tax payable during the then current lease year shall not have been determined by the taxing authority, then the Tax Rent then payable shall be based on the amount of the corresponding tax for the immediately preceding lease year, subject to immediate adjustment when the amount of such tax shall be determined and payment of such adjustment upon billing by the Landlord.

          (d) Nothing herein contained shall be construed to include as a tax which shall be the basis of Tax Rent any inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax or capital levy that is or may be imposed upon Landlord; provided, however, that, if at any time during the Term the methods of taxation prevailing at the Commencement Date shall be altered so that in lieu of or as substitute for the whole or any part of the taxes now levied, assessed or imposed on real estate as such there shall be levied, assessed or imposed (i) a tax on the rents received from such real estate, or (ii) a license fee measured by the rents receivable by Landlord from the Building or any portion thereof, or (iii) a tax or license fee imposed upon Landlord which is otherwise measured by or based in whole or in part upon the Building or any portion thereof, than the same shall be included in the computation of Tax Rent hereunder.

          (e) If, after Tenant shall have made a payment pursuant to paragraph
(b) of this Article, Landlord shall receive a refund of any portion of the taxes on which such payment shall have been based, Landlord shall pay to Tenant that proportion of the net refund, after deducting all expenses (including reasonable attorneys' and appraisers' fees) incurred in obtaining such refund which the portion of the tax in question paid by Tenant bears to the entire amount of such tax. Tenant shall not institute any proceedings with respect to the assessed valuation of the land or Building or any part thereof for the purpose of securing a tax reduction.

          (f) Tenant at all times shall be responsible for and shall pay, before delinquency, all taxes levied or assessed by any governmental authority on any leasehold interest, any investment of Tenant in the Leased Premises, or any personal property of any kind owned, installed or used by Tenant or on Tenant's right to occupy the Leased Premises.

     34. Adjustment of Rent for Changes in Landlord's Costs

          (a) As used in this Lease, the term "Operating Costs" shall include the total costs and expenses incurred or borne by Landlord in operating and maintaining the Building and the land upon which it is situated and the deck, seawall, including, but not limited to, the cost and expense of the following: heating, ventilation and air-conditioning; gardening; insurance for public liability, property damage and fire insurance with such extended coverage and vandalism endorsements as Landlord may from time to time deem necessary; repairs; painting and decorating; lighting; maintaining and snow plowing the parking area; sanitary control; electricity; gas; water rates and sewer rents; removal of rubbish, garbage and other refuse; the cost of any capital improvements to the Building and/or any machinery or equipment installed in the Building which is made or becomes operational, as the case may be, after Tenant's base year for Operating Cost Rent, and which has the effect of reducing the expenses which would otherwise be included in the Operating Cost Rent to the extent of the lesser of
(i) such cost, amortized over the useful life of the improvement, machinery and/or equipment (as reasonably estimated by Landlord), or (ii) the amount of such reduction in Operating Costs; security; machinery, equipment and supplies; replacement of paving, curbs and walkways; cleaning and maintenance of the Building and the Leased Premises; professional fees; cost of personnel to implement all of the aforementioned (including workers' compensation insurance covering such personnel); and all such charges shall be made in full in the year in which incurred by Landlord.

          (b) Tenant agrees to pay to Landlord, when billed therefor, an amount (hereinafter referred to as "Operating Cost Rent") equal to its proportionate share of increases in Operating Costs in excess of the Operating Costs for the calendar year 1996. Tenant's proportionate share shall be determined by multiplying the said increased Operating Costs for the year in question by the percentage determined by dividing the gross rentable area of the Building into the gross rentable area of the Leased Premises, which percentage is set forth at the beginning of this Lease. Such bill shall be accompanied by a statement from Landlord, setting forth the total Operating Costs for the year in question.

          (c) On the first day of each month during the Term, commencing with the first day of January of the second calendar year of the Term, Tenant shall pay to Landlord, in advance as additional rent, an estimated installment payment on account of Operating Cost Rent equal to one-twelfth (1/12) of the Operating Cost Rent payable by Tenant during the immediately preceding calendar year, subject to adjustment at the end of each calendar year.

     35. Obligation of Landlord--the term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the land and Building (or the owner of a Lease of the Building or of the land and Building), so that in the event of any sale or sales or said land and Building or of said Lease, or in the event of lease of the Building, or of the land and Building, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lesses of the Building, or of the land and Building, that the purchaser of the Building assumes and agrees to carry out any and all covenants and obligations of the Landlord hereunder.

     36. Successors and Assigns--The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, their respective assigns.

     37. Landlord's Right to Perform Tenant's Obligations--In any case in which Tenant shall be obligated under any provisions of this Lease to pay Landlord any loss, cost, damage, liability or expense suffered or incurred by Landlord, Landlord shall allow to Tenant, as an offset against the amount thereof the net proceeds of any insurance collected for or on account of such loss, cost, damage, liability or expense, provided that the allowance of such offset does not invalidate or prejudice the policy or policies under which such proceeds were payable.

     The Parties hereto shall each endeavor to procure an appropriate clause in, or endorsement on, any fire or extended coverage insurance covering the Leased Premises and the Building of which the Leased Premises is a part and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery, and having obtained such clauses or endorsements of waiver of subrogation or consent to a waiver of right of recovery, each party hereby agrees that it will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such discharge, exoneration and covenant not to sue herein contained shall be limited by the terms and provisions of the waiver of subrogation clauses or endorsements, or clauses or endorsements consenting to a waiver of right of recovery, and shall be co-extensive therewith. If either party may obtain such clause or endorsement only upon the payment of an additional premium, such party shall promptly so advise the other party and shall be under no obligation to obtain such clause or endorsement unless such other party pays the additional premium. Tenant must procure liability and property insurance equal to $1 million combined coverage and submit such evidence of coverage to Landlord prior to occupancy.

     38. Late Charges--Anything in this Lease to the contrary notwithstanding, and without limiting any other remedy of Landlord contained in this Lease, Tenant shall pay a "late charge" of eight percent (8%) of any installment of rent or additional rent not paid on the due date thereof to cover the extra expenses involved in handling delinquent payments. Such late charge shall be charged for each month or portion thereof that such installment is not paid.

     39. Broker--The Tenant represents that James Desmond Commercial Realty, James Desmond, is the only broker that brought about or had any connection with the procuring, executing and delivery of this Lease and Tenant holds harmless and indemnifies Landlord against the claims of any other persons or entities with whom Tenant dealt in connection with bringing about the transactions contemplated by this Lease. Landlord will pay James Desmond Commercial Realty commission after Tenant has taken occupancy.

     40. Exculpation--Notwithstanding anything to the contrary provided for in this Lease, it is expressly understood and agreed by and between the parties hereto, such agreement being a primary consideration for the execution of this Lease by Landlord, on behalf of themselves and on behalf of each and every person, firm or corporation claiming by or through them, that absolutely no personal liability of any kind whatsoever shall be asserted or be enforceable against the Landlord, its successors, assigns or any mortgagee in possession (for the purposes of this Article, collectively referred to as "Landlord"), or any individual acting on behalf of the Landlord; and that the Tenant with respect to any matter whatsoever, including, specifically, any matters arising out of this Lease or the obligations of the parties hereto, shall look solely and exclusively to the assets and equity of the Landlord in the Building for satisfaction of any claims it might have against Landlord. This exculpation of personal liability of the Landlord, and any individual acting on behalf of the Landlord, shall be absolute and without exceptions whatsoever.

     41. Captions--The captions of Articles in this Lease are inserted only as a matter of convenience and for reference; they in no way define, limit or describe the scope of this Lease or the intent of any provisions hereof.

     IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the day and year first above written.

                                          STEAMBOAT ROAD ASSOCIATES



/s/ illegible                             By /s/ Stephen H. Berni
-------------------------------------       -----------------------------------
Witness:                                    Stephen H. Berni
                                               Partner


-------------------------------------     -------------------------------------
Witness:                                  TENANT
                                          Capital Growth International, L.L.C.


-------------------------------------     By ----------------------------------
Witness:                                     Ron Koenig                  Date



-------------------------------------     By ----------------------------------
Witness:                                     Michael S. Jacobs           Date






STATE OF CONNECTICUT  )
                      :
COUNTY OF FAIRFIELD   )



     On this the    day of              before me, the undersigned officer,
personally appeared Stephen H. Berni, who acknowledged himself to be a General Partner of STEAMBOAT ROAD ASSOCIATES and that he, as such General Partner, being duly authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the Company by himself as General Partner.

     In witness whereof, I hereunto set my hand.



                                          -------------------------------------
                                          Notary Public

     41. Captions--The captions of Articles in this Lease are inserted only as a matter of convenience and for reference; they in no way define, limit or describe the scope of this Lease or the intent of any provisions hereof.

     IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the day and year first above written.

                                          STEAMBOAT ROAD ASSOCIATES


                                          By /s/ Stephen H. Berni
--------------------------------------       ----------------------------------
Witness:                                     Stephen H. Berni
                                              Partner


-------------------------------------     -------------------------------------
Witness:                                  TENANT
                                          Capital Growth International, L.L.C.


                                          By /s/ Ron Koenig           12-13-95
-------------------------------------        ----------------------------------
Witness:                                     Ron Koenig                  Date


                                          By /s/ Michael S. Jacobs
-------------------------------------        ----------------------------------
Witness:                                     Michael S. Jacobs           Date





STATE OF CONNECTICUT  )
                      :
COUNTY OF FAIRFIELD   )



     On this the    day of              before me, the undersigned officer,
personally appeared Stephen H. Berni, who acknowledged himself to be a General Partner of STEAMBOAT ROAD ASSOCIATES and that he, as such General Partner, being duly authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the Company by himself as General Partner.

     In witness whereof, I hereunto set my hand.



                                          -------------------------------------
                                          Notary Public

STATE OF CONNECTICUT  )
                      :
COUNTY OF FAIRFIELD   )



     On this the    day of              before me, the undersigned officer,
personally appeared              who acknowledged himself to be a General
Partner of              and that he, as such General Partner, being duly
authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the Company by himself as General Partner.

     In witness whereof, I hereunto set my hand.



                                          -------------------------------------

                                          Notary Public

                           [Floor Plan for Suite A]
















                              Waterfront [down arrow]

                       For more info contact:
                       Owners Stephen or Stuart Berni
                       800-237-6458 [bullet] 203-661-4747 [bullet] fax 661-4825

Cleaning Schedule

SECTION I--Regular Cleaning--nightly and as needed

   1. Empty and dust, wipe or wash all ashtrays.

   2. Empty all wastepaper baskets and receptacles nightly and dust, wipe or wash them as needed.

   3. Sweep and dust mop all uncarpeted floors nightly, and wet mop clean as needed.

   4. Vacuum all rugs and carpeted areas nightly.

   5. Wash clean all water fountain tops nightly.

   6. Dust desk tops, table tops, telephones, furniture and fixtures nightly.

   7. Dust all vinyl, plastic or leather type synthetic covered chairs nightly, and wipe clean as needed.

   8. Lock front and side entrance doors nightly after completion of cleaning.

   9. Tilt all vertical blinds on Friday night to keep the sun out, and preserve a uniform appearance of the Building.

SECTION II--Periodic Cleaning--done as specified

   1. Vacuum entire carpeted areas, if any weekly.

   2. Dust and clean door louvers and other ventilating louvers monthly.

   3. Clean all windows, inside and outside, spring and fall.

   4. Clean normal amount of interior and partition glass spring and fall.

   5. Scrub and refinish V.A. tile floor every three months.

   6. Remove fingerprints, smudges, scuff marks, etc., from vertical surfaces (as high as the average person can reach) quarterly.

   7. High dust pictures, frames, charts, graphs and similar wall hangings or surfaces not reached in nightly cleaning, the exterior of lighting fixtures, overhead pipes and sprinklers, quarterly.

Page Two of Two

SECTION III--Lavatory Cleaning

 1. Scrub, rinse and dry floors nightly. Wipe mirrors, powder shelves, bright work (including flushmeters, piping, and toilet seat hinges), nightly. Clean enameled surfaces, wash basins, urinals and bowls, nightly. Treat urinals with a scale solvent weekly.

 2. Wash both sides of all toilet seats with soap water nightly.

 3. Wash tile walls near urinals with disinfectant nightly.

 4. Fill toilet tissue dispensers as needed.

 5. Fill all soap, towel and sanitary napkin dispensers as needed, supplies to be furnished by Landlord at a reasonable charge to Tenant.

 6. Empty and wash and clean all waste cans and other receptacles, nightly.

 7. Wash down lavatory walls and stalls from trim to floor once a month.

 8. Wash all partitions, tiles floors and enameled surfaces as needed.

 9. Dust all lighting fixtures, quarterly.

10. Provide sanitary dispensing unit in ladies' room.

Rules and Regulations
Made a Part of this Lease
in Accordance with Article 14

     1. The sidewalks, entrances, driveways, passages and stairway shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress to and egress from the Leased Premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Landlord. Tenant shall not permit in any said areas employees or invitees to congregate in said areas. No door mat of any kind shall be placed or left outside in any hall or entry door of the demised premises.

     2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acid or other substances shall be deposited therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenants who, or whose clerks, agents, employees or visitors, shall have caused it.

     3. No carpet, rug or other article shall be hung or shaken out of any window of the Building; and no Tenant shall sweep or throw or permit to be thrown from the Leased Premises any dirt or other substance into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building, and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Leased Premises, or permit or suffer the Leased Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be brought or be kept in or about the Building. Smoking or carrying lighted cigars, pipes or cigarettes in the elevator, corridors, bathrooms and other common areas of the Building is prohibited.

     4. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the Leased Premises or the Building or on the inside of the Leased Premises if the same is visible from the outside of the Leased Premises, except that the name of the Tenant may appear at the entrance sign of the Leased Premises. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs and directory tablet shall be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant, and shall be in the building standard size, color and type style.

Page Two of Six

     5. No Tenant shall mark, paint, drill into, or in any way deface any part of the Leased Premises or the Building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. The Tenant shall remove their telephone wires and cables at their expense at the request of the Landlord, prior to the lease termination. No Tenant shall lay linoleum, or other similar floor covering so that the same shall come indirect contact with the floor of the Leased Premises, and if linoleum or other similar floor covering is desired to be used an interlining of builders deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited, except as otherwise expressly permitted in this Lease.

     6. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of this Tenant, restore to Landlord all keys to exterior doors, interior doors of offices and toilet rooms either furnished to or otherwise procured by such Tenant in the extent of the loss of any keys, so furnished, such Tenant shall pay to Landlord the cost thereof. Additional locks or bolts of any kind which shall not be operable by the Grand Master Key for the Building shall not be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by the Grand Master Key. Tenant shall have the right to install additional security systems for the Demised Premises, which systems will be coordinated with those operated by Landlord and its managing agent. The security systems will remain intact and in working order at the termination of the lease unless the Landlord directs Tenant to remove it. The keys must be stamped "Do Not Duplicate" and additional keys will be provided by Landlord to Tenant at Tenant's expense.

     7. Freight, furniture, business equipment, merchandise and bulky matter shall be delivered to and removed from the Leased Premises only through the Steamboat Road entrance corridor and only during hours, in a manner approved by Landlord and upon at least three (3) days' prior written request. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which there Rules and Regulations are a part. Any Tenant moving in or out of the Building shall give at least two (2) weeks' prior written notice to Landlord and shall be required to perform such move after Working Hours in accordance with the Rules and Regulations for moving in and out of the 666 Building. Any services performed by the Building Superintendent shall be paid for by such Tenant at overtime rates.

Page Three of Six

     8. No Tenant shall obtain for use upon the Leased Premises ice, drinking water, towel and other similar services, or accept barbering or bootblacking services in the Leased Premises, except from persons authorized by Landlord, and at hours and under regulations fixed by Landlord. Canvassing, soliciting and peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same and report such activity to the Building Superintendent immediately. All drinking water containers shall be stored within Tenant's demised area and not within common areas. (i.e. stairways or electrical closets.)

     9. No Tenant shall solicit for employment purposes or employ any employees or other personnel of any other Tenants or Subtenants of the Building known as 646 or 666 Steamboat Road, Greenwich, Connecticut.

     10. No electrical kitchen appliances other than currently in place or approved by Landlord, including without limitation, hot plates, or broilers shall be kept or operated in the Leased Premises. Tenant shall not cause or permit any odors of cooking or other processes or any unusual or create a public or private nuisance. No cooking shall be done in the demised Premises except as is expressly permitted in the Lease.

     11. Landlord shall have the right to prohibit any advertising which tends to impair the reputation of the Building or its desirability as a building for offices. Tenant shall refrain from or discontinue such advertising. Advertising featuring the Building or referring to the Building by name is expressly prohibited.

     12. Tenants shall not bring or permit to be brought or kept in or on the Leased Premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of any unusual or other objectionable odors to permeate in or emanate from the Leased Premises.

     13. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises without the prior written consent of the Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a similar quality type, design and color, and attached in the manner approved by the Landlord in writing in advance.

     14. Landlord or Landlord's agent reserves the right to exclude from the building during hours other than Business Hours (as defined in the working Lease) all persons who do not present a pass to the Building signed by Landlord. All persons entering and/or leaving the Building during hours other than business Hours may be required to sign a register. Landlord will furnish passes to persons for whom any Tenant requests same in writing.

Page Four of Six

     15. No Tenant shall join with any other Tenant, Subtenant or other occupant of the Building in any action, proceeding, claim or demand against Landlord.

     16. In order not to cause interference with the Building's heating, ventilating and airconditioning system, Tenant shall not open any of the windows in the Building, except in case of an emergency, nor shall Tenant adjust or tamper with any of the master thermostatic controls for said system. In order to keep unnecessary energy consumption to a minimum, Tenant shall use the Building standard window blinds to the maximum extent possible to prevent overheating from direct sunlight from entering the premises.

     17. No Tenant shall share or permit all or any portion of its Leased Premises to be used by or share with any other Tenant of the Building or any other party.

     18. Tenant shall not occupy or permit any portion of the Leased Premises to be occupied as an office for a public stenographer or public typist, or for the warehousing, manufacture or sale to the general public of beer, wine, liquor, narcotics or dope, or as a barber, beauty or manicure shop, or as an employment bureau. Tenant shall not use the Leased Premises or any part thereof, or permit the Leased Premises or any part thereof to be used for manufacturing, or sale at auction of merchandise, goods or property of any kind.

     19. The Leased Premises shall not be used for lodging or for any illegal purpose.

     20. Moving in and out of the premises by Tenant is to be under the Landlord's Rules, Regulations & Procedures.

     21. Tenant/Contractor Construction Rules & Regulations must be adhered to by Tenant.

     22. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not covered or obstructed by Tenant, nor shall any files, bottles, parcel, or other articles be placed on the window sills.

     23. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules outside the Demised Premises.

Page Five of Six

     24. No noise, including, but not limited to, music or the playing or musical instruments, recordings, radio, or television which, in the judgment of Landlord, might disturb other Tenants in the Building, shall be made or permitted by and Tenant, employee, or their agents, etc., that disturbs the quiet enjoyment of any other Tenants in the Building.

     25. All removals, or the carrying in or out of any safes, freights, furnitures, packages, boxes, crates or any other object or matter of any description must take place during non-working hours or at such hours and in such elevator as Landlord or its agent may determine. A request for use of the elevator, corridor, lobby, etc., may be made 48 hours in advance in writing. Every effort will be made by the Landlord to accommodate such deliveries, providing the Landlord's opinion it does not interfere or inconvenience the other Tenants in the Building. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord may require from any person leaving the Building with any package or object or matter, a pass from the Tenant from whose premises the package or object or matter is being removed. The establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any Tenant against the removal of property from the premises of such Tenant. Landlord shall, in no way, be liable to Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Demised Premises or the Building under the provisions of this rule.

     26. There shall not be used in any space or in the public space or in the public halls of the Building, either by any Tenant or by jobbers or any others, in the moving or delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material, or any other matter or thing, and hand trucks except those equipped with rubber tires, side guards and such other safeguards to passenger elevator, lobby and corridors.

     27. Tenant shall not obtain, purchase or accept for use in the Demised Premises cleaning, floor polishing or other similar services from any persons not authorized by Landlord in writing to furnish such services. The charges for such services by person authorized by Landlord are borne solely by the Tenant. Such services shall be furnished only at such hours, in such places, within the Demised Premises, and under such regulations as may be fixed by Landlord. Tenants shall not purchase or contract for waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning or electric fixtures, removal of garbage or towel service in the Demised Premises except from companies or person approved by the Landlord.

Page Six of Six

     28. All entrance doors in the Demised Premises shall be left locked by Tenant when the Demised Premises are not in use. Entrance doors shall not be left open at any time. Landlord or its agents or contractors will turn off lights upon completion of cleaning services.

     29.The requirements of Tenants will be attended to only upon written request at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under instruction form Landlord or Landlord's agent.

     30. Landlord in its reasonable judgment, reserves the right to rescind, alter or waive any rule or regulations at any time prescribed for the Building when, in its reasonable judgment, it deems it necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment; thereof, for the comfort of the Tenants in the Building.

     31. Regarding Tenant Parking--NO overnight parking is permitted unless arrangements are made in advance and the car keys left with the Building Superintendent, with permission to move the car if necessary. In no event is overnight parking permitted on weekends.

                               Received By: _________________

Rules, Regulations and Procedures
From Landlord to Tenant Regarding
Work Conducted in 666 Steamboat Road Building for Tenant Alterations

Instructions to Contractors

1. The following directions and instructions, of the Landlord and/or his managing agent will be followed at all times.

2. It shall be Tenant's contractor's responsibility to schedule the performance of this work and notify the Landlord's Building Manager of his proposed schedule, so that the contractors material deliveries and rubbish removal may be coordinated.

3.   The Tenant's contractor shall notify Landlord's Building Manager at least
     (4) four weeks prior to his proposed starting date to perform Tenant Work and at that time will discuss the arrangements and requirements of his schedule. At this contract time, Landlord's Building Manager must be advised of the following items to determine reservation time schedule:

     a. Material delivery, schedule--dates--times
     b. Number of vehicles
     c. Elevator Service and hoist reservation time
     d. Docking arrangements and reservation time
     e. Insurance requirements
     f. Names and telephone numbers of contacts and coordinators
     g. General instructions--rules and regulations

4. No materials will be moved in or out of the building from 8:00 am to 6:00 pm, Monday through Friday unless coordinated and approved by the Building Superintendent.

5. The contractors must submit, not later than one (1) day prior to the delivery, a written schedule which indicates the date and time the delivery of material.

6. All routes over finished floors, carpets, etc., will be protected with a minimum 3/8" plywood runway, which is to be picked up immediately after delivery.

7. Appropriate warning signs are to be posted in all public corridors and lobbies used.

8. Temporary staging of furniture and equipment in public/common areas is not permitted.

9. Contractors must work with other contractors that may be working in the building coordinating use of common areas, including access and egress by scheduling in advance with Building Manager.

Page Two of Three

10. All areas worked in are to be broom cleaned at the close of each day. The elevator is not to be used by workers or for the transporting of materials. A metal saddle plate may be used for special occasions and only approved by the Landlord or Landlords agent in advance, providing it does not mar the floors or rugs. All windows, blinds, vents must be cleaned at the completion of the construction.

11.  Workmen should use the toilet facilities provided.

12. Elevator pads will be installed by the Contractor and the 2,000 pound load limit is NOT to be exceeded. The elevator will be available after working hours only and under the supervision of the Building Superintendent. All areas traveled are to be broom cleaned at the close of each day. Elevator to be vacuumed and debris carried from the car, not swept across the door opening.

13. No more than one (1) delivery truck will be allowed in the Steamboat Road parking lot at one time. Workers will only park where instructed.

14. Only rubber wheeled dollies and carts, in good operating conditions, may be used. Excess oil and grease must be removed from wheels to prevent staining flooring, rugs, etc.

15. Reasonable care must be taken at all times to avoid any personal injury or property damage.

16. All packing flammable dangerous/hazardous materials must be removed at the end of each day, and NOT left to accumulate overnight (fire hazard). This material must be removed from the site and not deposited in the refuse hopper.

17. The Building Superintendent must be present during the non-working hours to insure that no damage to the property is incurred. Payment will be made to the Landlord by the Tenant on an hourly basis at time-and-a-half hourly rate unless a Supervisor from the Tenant of Tenant's contractor is present and Tenant then assumes the total responsibility for any and all damages/security to the entire 666 Steamboat Road building.

18. The contractor must utilize labor that will work in harmony with other labor in the building. In addition, Landlord's office should receive, not later than one (1) week minimum coverages.

19.  The work is to be completed as not to disturb the existing tenants.

Page Three of Three

20. Installation of phone equipment, wire, switches, must meet all codes. No wires may be run in plenium ceiling unless they are Teflon and may not run thru any fire dampers. All wiring, phone hardware must be removed prior to Lease termination of Tenant at their sole cost and expense. Any damage to the ceiling or partitions must be repaired at the expense of the Tenant. No wires, conduits are permitted to be exposed.

21. Tenants/contractors will submit the architectural/engineering plans for partitions, plumbing, electrical, HVAC, etc. with a completed building permit application form. Landlord will sign the building application permit form. Tenant will pay the application fees. It is understood that Landlord's signature does not signify approval or disapproval of Landlord's acceptance of the plans and work designated. Furthermore, Landlord does not waive any right in requiring the Tenant to restore the premises to their original configuration by signing the building permit application. Furthermore, Landlord's signature does not indicate that he has approved the plans for compliance with building standard specifications or local and state code requirements. It is the sole responsibility of the architect to specify and the contractor to meet all code requirements. Tenant will supply Landlord in advance of any construction a set of plans of the construction work, a set of as-built plans, as well as the original copy of the interim approvals, as granted, and the certificate of occupancy for the completed work. Tenant will submit signed lien waivers at the completion of the project from all contractors and sub-contractors. Performance Bonds may be required depending upon the contractor selected by the Tenant.

     Worker's Compensation Insurance -- Statutory Limit

     Comprehensive Public Liability:
         Property Damage Coverage     -- Minimum  $50,000.00
         Bodily Injury or Death:
           One person                 -- Minimum  $250,000.00
           More than one person       -- Minimum  $500,000.00

     All certificates are to stipulate that 10 day's prior notice of cancellation will be given to the Tenant and to:


     Steamboat Road Associates
     666 Steamboat Road
     Greenwich, Connecticut 06830

Rules, Regulations & Procedures From Landlord To Tenant Regarding
Moving In and Moving Out of Building

Instructions to Moving Contractors

1. The directions of the Landlord and/or his managing agent will be followed at all times.

2. No furniture and/or materials will be moved in or out of the building from 8:00 a.m. to 6:00 p.m., Monday through Friday.

3. The moving contractor must submit, IN PERSON, not later than two weeks prior to the move, a written schedule which indicates the date and time the move will commence and also the same for the completion of the move.

4. All routes over finished floors will be protected with a minimum 3/8" plywood runway, which is to be picked up at the close of work each day.

5. Appropriate warning signs are to be posted in all public corridors and lobbies used.

6. Temporary staging of furniture and equipment in public areas is not permitted.

7. All areas traveled and vacated are to be broom cleaned and vacuumed at the close of each day. Elevator is to be swept and debris carried from the car, NOT across the door opening. A 1/4" metal saddle plate may be used, providing it does not mar the floors or rugs.

8.   Workmen should use the toilet facilities provided.

9. Elevator pads will be installed by the Superintendent and the 2,000 pound load limit is NOT to be exceeded.

10.  No more than two trailers will be allowed in the parking lot at one time.

11. Only rubber wheeled dollies and carts, in good operating condition, may be used. Excess oil and grease must be removed from wheels to prevent staining flooring, rugs, etc.

12. Reasonable care must be taken at all times to avoid any personal injury or property damage.

13. All packing and crating materials must be removed at the end of each day, and NOT left to accumulate over night (fire hazard). This material must be removed from the site and not deposited in the refuse hopper.

Page Two of Two

14. The building Superintendent must be present during the moving process to insure that no damage to the property is incurred and he will be paid by the Tenant on an hourly basis at his time-and-a-half hourly rate.

15. All keys will be returned to the Superintendent at the completion of the move, with a statement signed by an officer of the Tenant that in fact all lobby and Tenant space keys have been returned.

16. The moving contractor must utilize labor that will work in harmony with other labor in the building. In addition, Landlord's office should receive, not later than two weeks prior to move, insurance certificates evidencing the following minimum coverages:

     Worker's Compensation Insurance -- Statutory Limit

     Comprehensive Public Liability:
         Property Damage Coverage     -- Minimum  $50,000.00
         Bodily Injury or Death:
           One person                 -- Minimum  $250,000.00
           More than one person       -- Minimum  $500,000.00

     All certificates are to stipulate that 10 day's prior notice of cancellation will be given to the Tenant and to:

     THE BERNI COMPANY
     666 Steamboat Road
     Greenwich, Connecticut 06830

[Logo: Steamboat Road Associates]


                            FIRST AMENDMENT TO LEASE

     Agreement made as of the 27th day of May, 1997 by and between Steamboat Road Associates, a Connecticut partnership with an office at 660 Steamboat Road, Greenwich, Connecticut (hereinafter "Landlord") and Capital Growth International, L.L.C. with an office at 660 Steamboat Road, Greenwich, Connecticut (hereinafter "Tenant").


                                   WITNESSETH

     Whereas, the parties have previously entered into a certain agreement of Lease dated December 7, 1995 (hereinafter the "Lease"); and

     Whereas, the parties intend to amend the Lease.

     Now, therefore, in consideration of the mutual convenants contained herein, the parties hereby agree, as follows:

     The third paragraph of the Lease in Article 1 is amended in its entirety and the following is substituted in lieu thereof:

     1. Rent: - Tenant shall pay the rent and additional rent as above and as hereinafter provided:

                                                  Annually      Monthly
                                                -----------    ----------
       January 1, 1996 to December 31, 1996     $66,000.00     $5,500.00
       January 1, 1997 to December 31, 1997     $70,000.00     $5,833.33
       January 1, 1998 to March 31, 1998        $75,000.00     $6,250.00
       April 1, 1998 to September 30, 1998      $75,000.00     $6,250.00

     In all other respects the Lease is unaffected by this Amendment and retains in full force and effect.

     In witness whereof, the parties have hereunto set their hands and seals as of the date first written above.

Signed, Sealed and Delivered
in the Presence of:


                               STEAMBOAT ROAD ASSOC.
/s/ Kimberly Smith 5/27/97     By: /s/ Stephen M. Berni 5/27/97
--------------------------         ---------------------------------
                                   Stephen M. Berni
                                   Its Partner


                               CAPITAL GROWTH
                               INTERNATIONAL, L.L.C.
/s/ Monique MacLauer           By: /s/ Ron Koenig         7/8/97
--------------------------         ---------------------------------
                                   Ron Koenig             Date


/s/ Monique MacLauer           By: /s/ Michael Jacob      7/1/97
--------------------------         ---------------------------------


660 Steamboat Road
Greenwich, CT 06830
203-661-4747
Fax 201-661-9412